UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On June 1, 2011, Fusen E. Chen, a member of the Board of Directors of GT Solar International, Inc. (the “Company”), notified the Company of his decision not to stand for re-election following the completion of his current term. Dr. Chen’s current term will end on the date of the Company’s 2011 Annual Meeting of Shareholders, which is scheduled to be held August 24, 2011.

Election of Directors

Effective May 26, 2011, the Board of Directors of the Company appointed Mary Petrovich and Robert E. Switz as directors of the Company.  These appointments were made in order to fill the vacancies on the Board of Directors resulting from the resignations of J. Bradford Forth and R. Chad Van Sweden, which resignations were effective November 12, 2010.  Ms. Petrovich and Mr. Switz have been appointed to serve until the 2011 Annual Meeting of Stockholders or until her/his successor is duly appointed and qualified.

Ms. Petrovich has served as General Manager of AxleTech International LLC, a supplier of off-highway and specialty vehicle drive train systems and components, since its acquisition by General Dynamics in December 2008. Ms. Petrovich served as Chairman and Chief Executive Officer of AxleTech International from 2001 through the December 2008 sale of the company to General Dynamics. Prior to joining AxleTech, Ms. Petrovich was President of the Driver Controls Division of Dura Automotive, a supplier of driver control systems.  Ms. Petrovich is also a director of Woodward, Inc., an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment, and Modine Manufacturing Company, a diversified global leader in thermal management technology and solutions.

Mr. Switz served as a director, President and Chief Executive Officer of ADC Telecommunications, Inc. from 2003 to 2010 and as its Chairman from 2008 to 2010.  ADC Telecommunications, Inc. is a supplier of network infrastructure products and services.  Prior to 2003, Mr. Switz also served in other positions at ADC Telecommunications, Inc., including as Chief Financial Officer, as well as Executive Vice President and Senior Vice President. Mr. Switz also served as President of ADC’s former Broadband Access and Transport Group from November 2000 to April 2001. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision micro-electronics, most recently as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. Mr. Switz is also a director of Broadcom Corporation, a manufacturer of networking and communication equipment, and Micron Technology, Inc., a manufacturer of advanced solid state semiconductor solutions.

There are no arrangements or understandings between Ms. Petrovich or Mr. Switz and any other person pursuant to which they were selected to serve on the board of directors, and there are no relationships or transactions in which Ms. Petrovich or Mr. Switz has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Effective June 1, 2011, Ms. Petrovich was also appointed to serve as a member of the Compensation Committee and Mr. Switz was appointed to serve as a member of the Audit Committee.

Pursuant to letter agreements, consistent with the Company’s standard non-employee director cash compensation arrangements, each of Ms. Petrovich and Mr. Switz will receive annual cash compensation of $40,000 for their service on the Company’s Board of Directors, Ms. Petrovich will receive additional annual cash compensation of $5,000 for her service on the Compensation Committee and Mr. Switz will receive additional annual cash compensation of $7,500 for his service on the Audit Committee.  A copy of the letter agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing description of the offer letters does not purport to be complete and is qualified in their entirety by reference to such Exhibits 10.1 and 10.2.

In connection with the election of Ms. Petrovich and Mr. Switz to the Board of Directors, the Compensation Committee of the Board of Directors authorized the grant to each of Ms. Petrovich and Mr. Switz of restricted stock unit awards (“RSUs”) in an amount equal to $120,000 based on the closing stock price of the Company’s common stock on June 1, 2011, and upon the terms of the form of restricted stock unit agreement approved by the

Compensation Committee on June 1, 2011. One-third of the RSUs will vest on each of the first, second and third anniversary of the date of grant.  The restricted stock unit agreement with Ms. Petrovich and Mr. Switz will provide for accelerated vesting of the RSUs as follows: (A) if a Change in Control Termination (as such term is defined in the RSU Agreement) occurs on or before June 1, 2012, one-third of the RSUs shall vest on the date of such Change in Control Termination; (B) if the Change in Control Termination occurs on any date from June 2, 2012 up to and including June 1, 2013, an additional one-third of the RSUs shall vest on the date of such Change in Control Termination; and (c) if the Change in Control Termination occurs on any date from June 2, 2013 up to and including June 1, 2014, the remaining one-third RSUs shall vest on the date of such Change in Control Termination.  The form of RSU approved by the Compensation Committee of the Board of Directors on June 1, 2011 is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the RSUs is qualified in its entirety by reference to the form of RSU attached hereto as Exhibit 10.3.

Ms. Petrovich and Mr. Switz will also be eligible to receive a grant of restricted stock unit awards under and in accordance with the Company’s 2008 Equity Incentive Plan, subject to their election to the Board at the 2011 Annual Meeting of Stockholders scheduled to be held on August 24, 2011, in an amount equal to $120,000 based on the closing stock price of the Company’s common stock on that date, and upon the terms of the form of restricted stock unit agreement approved by the Committee on October 28, 2010, all of which restricted stock units shall vest on the earlier of (i) the day preceding the next annual meeting of stockholders of the Company and (ii) the first anniversary of the date of grant.

Election of Officer

On June 1, 2011, the Company appointed John R. Granara, III, 42, as the Company’s Vice President of Finance, Chief Accounting Officer and Corporate Controller.  Mr. Granara will serve as the Company’s principal accounting officer.

Mr. Granara served as Interim Chief Financial Officer of A123 Systems, Inc., a developer and manufacturer of advanced lithium ion batteries and battery systems, from January 2011 until May 2011, as Vice President, Finance and Corporate Controller from January 2010 until January 2011, and as Corporate Controller from November 2007 to December 2009.  Mr. Granara served as Vice President, Finance and Corporate Controller for Authorize.Net Holdings Inc. (formerly Lightbridge, Inc.), a provider of transaction and payment processing services, from July 2005 until November 2007.

In connection with Mr. Granara’s employment, the Company executed an employment offer letter (the “Offer Letter”) with Mr. Granara dated May 17, 2011.  Under the terms of the Offer Letter, Mr. Granara is entitled to an (i) initial annual base salary of $235,000, (ii) participation in the Company’s Management Incentive Program, a cash bonus payment program, with a target bonus equal to a pro-rata portion of 40% of Mr. Granara’s annual base salary for fiscal 2012, (iii) a grant under the Company’s 2008 Equity Incentive Plan of 40,000 restricted stock units upon commencement of employment with the Company and (iv) severance payment equal to six months base salary upon termination of employment under certain circumstances.

Subject to Mr. Granara’s continued employment with the Company, the restricted stock units vest over four years in four equal annual installments commencing on the first anniversary of the grant date.  The restricted stock units are subject to accelerated vesting in the event of termination of Mr. Granara’s employment within certain periods of time following a change of control of the Company.

The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the press release, issued on June 1, 2011, announcing the appointment of Mr. Granara is attached hereto as Exhibit 99.1.

There is no arrangement or understanding pursuant to which Mr. Granara was selected as Vice President of Finance and Chief Accounting Officer and Corporate Controller and no family relationship between Mr. Granara and any director or executive officer of the Company.  Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Granara under Item 404(a) of Regulation S-K and none have been proposed.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated May 25, 2011, by and between the Company and Mary Petrovich.

10.2	Letter Agreement, dated May 25, 2011, by and between the Company and Robert E. Switz.

10.3	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.4	Offer Letter, dated as of May 9, 2011, by and between the Company and John R. Granara, III.

99.1	Press Release dated June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	June 1, 2011	Hoil Kim
Vice President, Chief Administrative Officer and
General Counsel